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                                                                      EXHIBIT 11


Allied Capital Commercial Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-K
For the Years Ended December 31, 1996, 1995 and 1994

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                                                               For the Year Ended
                                                                   December 31,
                                                    ---------------------------------------------
                                                        1996           1995           1994
                                                    ---------------------------------------------
Primary Earnings Per Common Share:

   Net Income                                           $27,901,000    $24,225,000    $18,314,000
                                                    =============================================

   Weighted average of common
        shares outstanding                               13,950,887     13,419,518     12,911,136

   Weighted average of common
        shares issuable on exercise
        of outstanding stock options                         96,768         33,206         23,182
                                                    ---------------------------------------------
   Weighted average of common
        shares outstanding, as adjusted                  14,047,655     13,452,724     12,934,318
                                                    =============================================

   Net Income per share                                       $1.99          $1.80          $1.42
                                                    =============================================



Fully Diluted Earnings Per Common Share:

   Net Income                                           $27,901,000    $24,225,000    $18,314,000
                                                    =============================================

   Weighted average common
        shares and common share
        equivalents as computed for
        primary earnings per share                       14,047,655     13,452,724     12,934,318

   Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                         56,796         58,223          2,937
                                                    ---------------------------------------------
   Weighted average of common
        shares outstanding, as adjusted                  14,104,451     13,510,947     12,937,255
                                                    =============================================

   Net Income per share assuming full dilution                $1.98          $1.79          $1.42
                                                    =============================================
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